Cusip No. G5138L100                      13G                   Page 8 of 9 Pages


                           EXHIBIT 1 TO SCHEDULE 13G
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                                  APRIL 7, 1998
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               MORGAN  STANLEY,  DEAN  WITTER,   DISCOVER  &  CO.,  DEAN  WITTER

          INTERCAPITAL  INC. and TCW/DW TELECOM TRUST hereby agree that,  unless differentiated,  this  Schedule  13G is filed on behalf of each of the parties.


          MORGAN STANLEY, DEAN WITTER, DISCOVER & CO.

BY:       /s/ Bruce Bromberg
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          Bruce Bromberg  /  Vice President Morgan Stanley &  Co., Incorporated

          DEAN WITTER INTERCAPITAL INC.

BY:       /s/ Barry Fink
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          Barry Fink  /  Senior Vice President Dean Witter InterCapital Inc.

          TCW/DW GLOBAL TELCOM TRUST

BY:       /s/ Barry Fink
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          Barry Fink  /  Senior Vice President Dean Witter InterCapital Inc.